Exhibit 99.9

Transactions in Securities of the Issuer During the Past Sixty Days

The following table sets forth all transactions not previously disclosed or disclosed elsewhere in this Schedule 13D amendment with respect to shares of Common Stock effected in the last sixty days by any of the Reporting Persons or on behalf of any of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on April 7, 2016. All such transactions were purchases of shares of Common Stock effected in the open market through brokers, and the table excludes commissions paid in per share prices.

Type of Security	Number of Shares Purchased / (Sold)	Price Per Share($)		Date of Purchase / Sale

Macellum Retail Opportunity Fund, LP

Common Stock	40,000	2.3027	(1)	03/17/2016

Common Stock	30,000	2.3366	(2)	03/24/2016

Common Stock	13,000	2.3585	(3)	03/28/2016

Common Stock	10,000	2.5114	(4)	03/29/2016

Common Stock	5,500	2.5658	(5)	03/30/2016

Common Stock	20,000	2.5711	(6)	03/31/2016

Common Stock	122,000	2.1768	(7)	04/05/2016

Common Stock	50,104	2.2063	(8)	04/06/2016

Common Stock	136,689	2.2728	(9)	04/07/2016

Common Stock	93,431	2.2425	(10)	04/07/2016

(1)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.28 to $2.32, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.29 to $2.41, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.32 to $2.47, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(4)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.32 to $2.595, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(5)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.505 to $2.73, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(6)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.50 to $2.60, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.155 to $2.195, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(8)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.105 to $2.32, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(9)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.235 to $2.36, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(10)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.24 to $2.25, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

Type of Security	Number of Shares Purchased / (Sold)	Price Per Share($)		Date of Purchase / Sale

Macellum Capital Management, LLC

Common Stock	9,611	2.2728	(1)	04/07/2016

Common Stock	6,569	2.2425	(2)	04/07/2016

(1)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.235 to $2.36, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.24 to $2.25, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.